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                                  EXHIBIT 23.4

                          Consent of RP Financial, LC.


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RP FINANCIAL, LC.
--------------------------------------------
Financial Services Industry Consultants





                                               March 3, 1997


Board of Directors
First Federal Savings and Loan Association of Spartanburg
380 East Main Street
Spartanburg, South Carolina  29302-1944

Gentlemen:

         We hereby consent to the use of our firm's name in the Application for Conversion of First Federal Savings and Loan Association of Spartanburg, Spartanburg, South Carolina and any amendments thereto, in the Form S-1 Registration Statement and any amendments thereto and in the Form H(e)1 for FirstSpartan Financial Corp. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of FirstSpartan Financial Corp.

                                              Sincerely,

                                              RP FINANCIAL, LC.

                                              /s/ James P. Hennessey

                                              James P. Hennessey
                                              Senior Vice President
















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